UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd.
Floor 18 Suite 164
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

At the Market Sales Agreement

On September 14, 2026, XCF Global, Inc., a Delaware corporation (the “Company”), entered into a sales agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (“Roth”) and H.C. Wainwright & Co., LLC (“HCW” and together with Roth, the “Agents”), under which the Company may offer and sell shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), having an aggregate market value of up to $100,000,000 from time to time through the Agents (the “Offering”).

Sales of Common Stock under the Sales Agreement, if any, will be made in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through The Nasdaq Capital Market or on any other existing trading market for the Common Stock, or to or through a market maker or any other method permitted by law, including negotiated transactions and block trades. The Agents are not required to sell any specific number or dollar amount of shares of Common Stock but will use their commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and the Company. Under the Sales Agreement, only one Agent may be designated by the Company to effect offers, solicitations and sales on any single given date.

The Company will pay the Agents a commission at a rate of up to 3.0% of the gross sales proceeds from sales of Common Stock under the Sales Agreement. The Company has also agreed to reimburse the Agents for the fees and expenses of counsel to the Agents collectively, in an amount up to $75,000 in connection with the execution of the Sales Agreement, and up to $7,500 per calendar quarter thereafter. The Sales Agreement contains customary representations and warranties of the Company and indemnification and contribution provisions pursuant to which the Company has agreed to indemnify the Agents against certain specified liabilities, including liabilities under the Securities Act. The Company intends to use the net proceeds from sales of Common Stock under the Sales Agreement, if any, for working capital and general corporate purposes.

The Company may terminate the Sales Agreement upon five days’ written notice. Roth may also terminate the Sales Agreement at any time upon five days’ written notice to the Company, or immediately in certain circumstances, including the occurrence of a material adverse effect or certain market disruptions.

Offers and sales of shares of Common Stock by the Company, if any, under the Sales Agreement will be made pursuant to a prospectus supplement, dated September 14, 2026, and an accompanying base prospectus, which together form a part of the Company’s shelf registration statement on Form S-3, filed by the Company with the U.S. Securities and Exchange Commission on September 14, 2026.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Shumaker, Loop & Kendrick, LLP relating to the validity of the shares of Common Stock that may be sold pursuant to the Sales Agreement is incorporated by reference herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Sales Agreement, dated September 14, 2026, by and between XCF Global, Inc., Roth Capital Partners, LLC and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-3, filed with the SEC on September 14, 2026)
5.1	Opinion of Shumaker, Loop & Kendrick, LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-3, filed with the SEC on September 14, 2026)
23.1	Consent of Shumaker, Loop & Kendrick, LLP (contained in Exhibit 5.1) (incorporated by reference to Exhibit 23.1 to the Registration Statement on Form S-3, filed with the SEC on September 14, 2026)
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2026
XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer